EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement ("Agreement") is made and entered into as of March 18, 2008, by and between Surge Global Energy, Inc., a Delaware corporation (“Surge”), Oromin Enterprises, Ltd., a British Columbia limited company (“Oromin”), Irie Isle Limited (“Irie”), a British Virgin Islands corporation, Cynthia Holdings Ltd., a British Virgin Islands corporation (“Cynthia”) and Chet Idziszek (“Idziszek”).  Each of Surge, Oromin, Irie, Cynthia and Idziszek shall be referred to separately herein as a "Party" and together as the "Parties".

RECITALS

A.    Surge, Oromin and Cynthia previously entered into a certain purchase agreement (the “Purchase Agreement”) pursuant to which Surge acquired a 17.52% interest Cynthia, which owns a certain parcel of land covering approximately 7,694 square kilometres in eastern half of the Cuyana Basin in the Province of Mendoza, Argentina (the “Santa Rosa Property”).

B.    Under the Purchase Agreement, Surge issued One Million (1,000,000) shares of Surge’s common stock and paid Six Hundred Thousand U.S. Dollars (US$600,000.00) to Irie. In return, Surge was issued Two Hundred Twelve and Four Hundred Fifteen Thousandth (212.415) shares of common stock of Cynthia (the “Cynthia Holdings Shares”).

C.    Subject to the terms and conditions set forth herein, Surge desires to sell all of its interest in the Cynthia Holdings Shares and thereby its indirect interest in the Santa Rosa Property and Oromin, Irie and Idziszek desire to purchase or cause to be purchased Surge’s interest in the Cynthia Holdings Shares and thereby its indirect interest in the Santa Rosa Property at an aggregrate purchase price of Six Hundred Thousand U.S. Dollars (US$600,000.00) in cash and the return of One Million (1,000,000) shares of the Surge’s common stock (some of which may be provided by Idsiszek) previously paid by Surge to Irie.  In exchange, Surge will sell to Irie its entire interest in the Cynthia Holdings Shares and thereby its indirect interest in the Santa Rosa Property.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Purchase of Shares and Purchase Price.  Subject to the terms and conditions and reliance on the representations and warranties set forth herein, Surge shall sell, assign, transfer, and deliver to Oromin, Cynthia and/or Idziszek at the consummation of the transaction contemplated (the “Closing”) all of Surge’s interest in the Cynthia Holdings Shares and thereby its indirect interest in the Santa Rosa Property (“Surge Purchase Price”).  Subject to the terms and conditions and reliance on the representations and warranties set forth herein, Oromin, Irie or Idziszek, as the case may be, shall sell, assign, transfer, and deliver to Surge at the Closing 1,000,000 shares of common stock of Surge (the “Surge Shares”) and Six Hundred Thousand U.S. Dollars (US$600,000) in cash by wire transfer ("Oromin Purchase Price").  Attached as Exhibit A is the wire instructions for Surge.

2.    Surge's Representations and Warranties.  Surge represents and warrants the following, each of which is true and correct as of the date hereof.

a.    Ownership of the Shares.  Surge owns all right, title and interest to the Cynthia Holdings Shares and has the authority to transfer the Cynthia Holdings Shares.  Surge has not been issued any stock certificate evidencing the Shares or if one has been issued it is presumed lost.  Neither the Cynthia Holdings Shares nor any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged or disposed of in any manner by Surge.  Neither Surge, nor to Surge’s knowledge, anyone else has signed, any assignment, power of attorney, or other assignment or authorization respecting the same that is now outstanding and still in force as to the Cynthia Holdings Shares, and no person firm, corporation or other entity has, or has asserted, any right, title, claim, equity, or interest in, to, or respecting any of the Cynthia Holdings Shares.

b.    Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Surge is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Surge is a party or by which Surge is bound.

c.    Enforceability.  Surge has the full legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Surge and constitutes the valid and legally binding obligation of Surge, enforceable in accordance with its terms, except where enforceability may be limited by applicable law.  The execution by Surge of this Agreement, and the incurring by Surge of the obligations of Surge hereunder, have been duly authorized by all necessary action on the part of Surge.

d.    No Other Representations and Warranties.  Other than as set forth in Sections 2.a – 2.c above, Surge is not making and will not be required to make any other representations or warranties to Oromin or Cynthia in connection with the contemplated transaction.

3.    Oromin’s and Idziszek’s Representations and Warranties.

Oromin, Irie and Idziszek represent and warrant, jointly and severally, the following, each of which is true and correct as of the date hereof.

a.    Ownership of the Shares.  Irie and Idziszek own all right, title and interest to the Surge Shares and each has the authority to transfer the Surge Shares.  Neither the Surge Shares nor any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged or disposed of in any manner by Irie of Idziszek other than as set forth in this Agreement.  Neither Irie or Idziszek, nor to their knowledge, anyone else has signed, any assignment, power of attorney, or other assignment or authorization respecting the same that is now outstanding and still in force as to the Surge Shares, and no person firm, corporation or other entity has, or has asserted, any right, title, claim, equity, or interest in, to, or respecting any of the Surge Shares.

b.    Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Oromin, Irie or Idziszek is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Oromin, Irie or Idziszek is a party or by which Oromin, Irie or Idziszek is bound.

c.    Enforceability.  Oromin, Irie and Idziszek have the full legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Oromin, Irie and Idziszek and constitutes the valid and legally binding obligation of Oromin, Irie and Idziszek, enforceable in accordance with its terms, except where enforceability may be limited by applicable law.  The execution by Oromin, Irie and Idziszek of this Agreement, and the incurring by Oromin and Idziszek of the obligations of Oromin, Irie and Idziszek hereunder, have been duly authorized by all necessary action on the part of Oromin, Irie and Idziszek.

d.    No Other Representations and Warranties.  Other than as set forth in Sections 3.a – 3.c above, Oromin, Irie and Idziszek are not making and will not be required to make any other representations or warranties to Surge in connection with the contemplated transaction.

4.    Deliveries Upon Execution.  Upon execution of this Agreement, the Parties shall do the following:

a.    Surge shall deliver to Irie the Cynthia Holdings Shares.

b.    Oromin, Irie and Idziszek shall deliver to Surge the Oromin Purchase Price.

c.    Surge shall immediately deliver and surrender to Irie a stock power/assignment separate from certificate transferring ownership of the Cynthia Holdings Shares.

d.    Irie and Idziszek shall immediately deliver and surrender to Surge the original stock certificates, if available, and stock power/assignments separate from certificate evidencing ownership of the Surge Shares.

5.    Annual Meeting.  To the extent the Surge Shares have not been transferred to Surge for whatever reason, Irie and Idziszek shall vote the Surge Shares in favor of the proposals submitted by Surge to the Surge stockholders, including the election of directors, at the next annual meeting of stockholders currently scheduled for March 18, 2008, or any subsequent date.

6.    Release.

a.    Surge, on behalf of itself and its respective affiliates, shareholders, officers, directors, agents, successors, heirs, and assigns (collectively, the “Surge Parties”), hereby fully and forever releases and discharges Oromin, Irie, Cynthia and Idzizsek and their respective affiliates, shareholders, officers, directors, agents, successors, heirs, and assigns (collectively, the “Oromin Parties”), from any and all claims, demands, liens, actions, agreements, suits, causes of action, obligations, controversies, debts, costs, attorneys' fees, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or suspected which have existed or may have existed, from the beginning of time, or which do exist or which hereafter can, shall or may exist, based on any facts, events, or omissions, including, without limitation, any claims resulting from, arising out of, relating to or in connection with the Cynthia Holdings Shares, including any rights as a shareholder of Cynthia (collectively, “Cynthia Holdings Claims”); provided, however, that this release shall not release any Cynthia Holdings Claims arising under this Agreement.

b.    Oromin, on behalf of themselves and the Oromin Parties, hereby fully and forever releases and discharges the Surge Parties from any and all claims, demands, liens, actions, agreements, suits, causes of action, obligations, controversies, debts, costs, attorneys' fees, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or suspected which have existed or may have existed, from the beginning of time, or which do exist or which hereafter can, shall or may exist, based on any facts, events, or omissions, including, without limitation, any claims resulting from, arising out of, relating to or in connection with the Surge Shares, including any rights as a shareholder of Surge (collectively, “Surge Claims”); provided, however, that this release shall not release any Surge Claims arising under this Agreement.

7.    Section 1542 Waiver.  The Parties have been advised of the existence of Section 1542 of the California Civil Code (“Section 1542”) which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding such provisions, this release shall constitute a full release in accordance with its terms.  Surge, Oromin, Irie, Cynthia and Idziszek hereby knowingly and voluntarily waive the provisions of Section 1542, as well as any other statute, law or rule of similar effect.

8.    Survival of Representations and Warranties.  The representations and warranties of the Parties contained in this Agreement shall survive the Closing for one year.

9.    Miscellaneous.

a.    Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given or within five (5) business days if mailed to the Party to whom notice is to be given, by first class mail, registered, or certified, postage prepaid and properly addressed to the address immediately following their signatures below.

b.    Expenses.  Except as otherwise provided for herein, each Party hereto shall be responsible for his own expenses accrued in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement, including fees of his attorneys, accountants or consultants.

c.    Successors and Assigns.  All covenants, representations, warranties and agreements of the Parties contained herein shall be binding upon and inure to the benefit of their respective heirs, executors, administrators, personal representatives, successors and assigns.

d.    Assignment; No Third Party Beneficiaries.  No rights under this Agreement shall be assignable nor duties delegable by any Party.  Nothing contained in this Agreement is intended to confer upon any person or entity, other than the Parties hereto, any rights or remedies under or by reason of this Agreement.

e.    Further Assurances.  Upon request, from time to time, Surge, Oromin and Idziszek shall execute and deliver all documents, make all rightful oaths, testify in any proceedings and do all other acts which may be necessary or desirable to carry out the transactions contemplated hereby.

f.    Entire Agreement.  This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings of the Parties in connection herewith and therewith.

g.    Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts of law principles.

h.    Amendments and Waivers.  Any term hereof may be amended only with the written consent of each of the Parties hereto.

i.    Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

j.    Counterparts.  This Agreement may be executed in one or more counterparts, all of which when fully executed and delivered by all Parties hereto and taken together shall constitute a single agreement, binding against each of the Parties.  To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement on the day and year first written above.

SURGE:	OROMIN:

Surge Global Energy, Inc.,	Oromin Enterprises, Ltd.
a Delaware corporation
By: /s/ Chet Idziszek
Name:
Title:

By: /s/ E. Jamie Schloss	Irie Isle Limited:
Name: E. Jamie Schloss
Title: Chief Executive Officer	By: /s/ Chet Idziszek
Name:
Title:

Cynthia Holdings Ltd.:

By: /s/ Chet Idziszek
Name:
Title:

/s/ Chet Idziszek
Chet Idziszek (individually)

EXHIBIT A
WIRE INSTRUCTIONS

Bank name:	Wells Fargo Bank

Swift Number:	WFBIUS6S

ABA/Routing Number:	121000248

Beneficiary Bank Name:	Torrey Pines Bank
12220 El Camino Real
San Diego, CA 92130

Beneficiary Bank Account Number:	4050019702

Reference information:	Account #0331003449
Surge Global Energy, Inc.